For investor information contact:
Heidi Flannery, Investor Relations
(510) 743-1718
investor@volterra.com

Volterra Reports Fourth Quarter and Fiscal Year 2007 Financial Results

FREMONT, Calif., January 28, 2008 — Volterra Semiconductor Corporation (Nasdaq: VLTR), a leading provider of high-performance analog and mixed-signal power management semiconductors, today reported financial results for its fourth quarter and fiscal year ended December 31, 2007.

Net revenue for the fourth quarter of 2007 was $19.8 million, a 5% increase over net revenue of $18.9 million for the third quarter of 2007, and compared with net revenue of $21.2 million for the fourth quarter of 2006. Net income was $2.0 million, or $0.08 per share (diluted), for the fourth quarter of 2007, an increase over net income of $0.5 million, or $0.02 per share (diluted) for the third quarter of 2007, and compared with net income of $3.4 million, or $0.13 per share (diluted), for the fourth quarter of 2006.

Volterra also reported net income and basic and diluted net income per share on a non-GAAP basis. Non-GAAP net income excludes the effect of stock-based compensation expense, net of tax. Non-GAAP net income was $2.4 million, or $0.09 per share (diluted), for the fourth quarter of 2007, a 16% increase over non-GAAP net income of $2.1 million, or $0.08 per share (diluted), for the third quarter of 2007, and compared to non-GAAP net income of $4.5 million, or $0.17 per share (diluted), for the fourth quarter of 2006.

“We’re pleased with our execution in the fourth quarter. Our revenues were at the upper end of the guidance, and our earning per share exceeded expectations,” said Volterra President and Chief Executive Officer Jeff Staszak. “As our blue-chip customers continue to adopt our integrated power management solutions, we believe we are well-positioned to continue growing our business and improving our financial results in 2008.”

Volterra also announced that it completed its $15 million stock repurchase program authorized by its Board of Directors last year. Based on its positive outlook for operating cash flow and current cash balance position, Volterra’s Board of Directors has authorized the Company to repurchase an additional $10 million of its common stock. The new repurchase program is expected to begin in February, and the repurchases will be made from time to time on the open market at prevailing market prices or in negotiated transactions off the market. The repurchases shall be made in compliance with applicable rules and regulations and may be made under a plan that complies with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.

For the full year 2007, Volterra reported a record $74.7 million annual net revenue and its fourth consecutive year of annual profitability. GAAP net income was $0.3 million or $0.01 per share (diluted), for the fiscal year ended December 31, 2007, compared to $6.9 million or $0.26 per share (diluted), for the fiscal year ended December 31, 2006. Non-GAAP net income was $4.5 million, or $0.17 per share (diluted), for the fiscal year ended December 31, 2007, compared to non-GAAP net income of $11.2 million, or $0.43 per share (diluted), for the fiscal year ended December 31, 2006.

Earnings Conference Call

Volterra will be conducting a conference call today at 5:30 p.m. (EDT). To access the conference call, investors can dial (800) 218-0530 approximately ten minutes prior to the initiation of the teleconference. International and local participants can dial (303) 262-2138. Investors should reference Volterra. A digital replay of the conference call will be available until midnight on Monday, February 4, 2008. To access the replay, investors should dial (800) 405-2236 or (303) 590-3000 and enter reservation number 11107099#. A webcast of the conference call also will be available from the Investor section of the Company’s website at: http://www.volterra.com until midnight on Monday, February 25, 2008.

About Volterra Semiconductor Corporation

Volterra Semiconductor Corporation, headquartered in Fremont, CA, designs, develops, and markets leading edge silicon solutions for low-voltage power delivery. The Company’s product portfolio is focused on advanced switching regulators for the computer, datacom, storage, and portable markets. Volterra operates as a fabless semiconductor company utilizing world-class foundries for silicon supply. The company is focused on creating products with high intellectual property content that match specific customer needs. For more information, please visit http://www.volterra.com.

Non-GAAP Financial Measures

Volterra provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its financial results may be difficult if limited to reviewing only GAAP financial measures. Volterra’s management believes the non-GAAP information provided is useful to investors and other users of its financial information and its inclusion with our financial results is warranted for several reasons:

•	it can enhance the understanding of Volterra’s financial performance by adjusting for special, non-recurring items that may obscure results and trends in our core operating performance, particularly in reconciling differences between reported income and actual cash flows;

•	it can provide consistency in reviewing Volterra’s historical performance between periods, as well as allowing for better comparisons of Volterra’s performance with similar companies in Volterra’s industry;

•	it allows users to evaluate the results of the business using the same financial measures that management uses to evaluate and manage Volterra’s internal planning, budgeting and operations; and

•	it provides investors with additional information used by management, its board of directors and committees thereof, to determine management compensation.

Volterra’s management reports and uses calculations of (i) non-GAAP gross margin and non-GAAP gross margin as a percent of revenue, which represents gross margin excluding the effect of stock-based compensation; (ii) non-GAAP income from operations (and its components, non-GAAP research and development expense, non-GAAP selling, general, and administrative expense, non-GAAP total operating expenses, and including non-GAAP gross margin as indicated above) as well as non-GAAP operating margin as a percent of revenue which represent income from operations and its components excluding the effect of stock-based compensation and special items such as restructuring charges, net of tax; (iii) non-GAAP annual effective tax rate and the associated non-GAAP income tax expense, which represents the effective tax rate without the effect of stock-based compensation and income tax expense recalculated excluding the effect of stock-based compensation and special items on non-GAAP income before tax; and (iv) non-GAAP net income (and its components listed above), non-GAAP net margin as a percent of revenue, and non-GAAP diluted net income per share, which represents net income and diluted net income per share excluding the effect of stock-based compensation expense and special items such as the cumulative effect of accounting changes and restructuring charges, net of tax.

Investors should note that the non-GAAP financial measures used by Volterra may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. Whenever Volterra discloses such a non-GAAP financial measure, it provides a reconciliation of non-GAAP financial measures to what it believes to be the most closely applicable GAAP financial measure. A reconciliation of GAAP net income to non-GAAP net income (loss) is included in the financial statements portion of this release and at the Investors section of our website at www.volterra.com. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure. Volterra does not provide a non-GAAP reconciliation for non-GAAP estimates on a forward looking basis, as it believes it is unable to provide a meaningful or accurate calculation or estimation of stock based compensation or income tax expenses or other special items without unreasonable effort.

Forward-Looking Statements:

This press release regarding financial results for the fiscal year and quarter ended December 31, 2007 contains forward-looking statements based on current expectations of Volterra. The words “expect,” “will,” “should,” “would,” “anticipate,” “project,” “outlook,” “believe,” “intend,” and similar phrases as they relate to future events are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Volterra but are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks related to our ability to maintain revenue growth or other financial results; risks related to our dependence on a limited number of customers; risks related to the limited markets we operate in and the limited number of products we sell; risks related to the quality of our products or the management of our inventory; risks related to our relationship with our vendors and contractors; intellectual property litigation risk; and other factors detailed in our filings with the Securities and Exchange Commission, including the Form 10-K filed on March 8, 2007 and the Form 10-Q filed November 1, 2007. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Volterra undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by law.

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Net revenue	$19,781	$21,243	$74,689	$74,588
Cost of revenue *	8,830	9,272	37,906	35,494

Gross margin	10,951	11,971	36,783	39,094

Operating expenses:
Research and development *	6,045	5,741	23,285	23,007
Selling, general and administrative *	3,541	3,336	15,081	11,664

Total operating expenses	9,586	9,077	38,366	34,671

Income (loss) from operations	1,365	2,894	(1,583)	4,423
Interest and other income	584	559	2,482	2,067
Interest and other expense	(11)	(7)	(95)	(58)

Income before income taxes	1,938	3,446	804	6,432
Income tax (benefit) expense	(58)	56	236	(481)

Income before cumulative effect of accounting change	1,996	3,390	568	6,913
Cumulative effect of accounting change, net	—	—	255	—
Net income	$1,996	$3,390	$313	$6,913

Net income per share:
Basic:
Net income per share before cumulative effect of
accounting change	$0.08	$0.14	$0.02	$0.29
Cumulative effect of accounting change	—	—	(0.01)	—

Net income per share	$0.08	$0.14	$0.01	$0.29

Diluted:
Net income per share before cumulative effect of
accounting change	$0.08	$0.13	$0.02	$0.26
Cumulative effect of accounting change	—	—	(0.01)	—

Net income per share	$0.08	$0.13	$0.01	$0.26

Weighted average shares outstanding:
Basic	23,753	24,255	24,332	24,074

Diluted	25,597	26,287	26,302	26,164

* Includes stock-based compensation expense as follows:
Cost of revenue	$(50)	$62	$190	$275
Research and development	456	690	2,242	2,376
Selling, general, and administrative	186	373	1,548	1,653

Total stock-based compensation expense	$592	$1,125	$3,980	$4,304

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31, 2007
		Effect of
		Stock-Based
	GAAP	Compensation	Non-GAAP
Gross margin	$10,951	$50	$10,901
Gross margin %	55.4%	0.3%	55.1%
Operating expenses:
Research and development	$6,045	$456	$5,589
Selling, general and administrative	3,541	186	3,355

Total operating expenses	$9,586	$642	$8,944
Income from operations	$1,365	$(592)	$1,957
Operating margin %	6.9%	-3.0%	9.9%
Annual effective tax rate	29.4%	24.1%	5.2%
Income tax expense	$(58)	$190	$132
Net income	$1,996	$(402)	$2,398
Diluted net income per share	$0.08	$(0.02)	$0.09

	Three Months Ended December 31, 2006
		Effect of
		Stock-Based
	GAAP	Compensation	Non-GAAP
Gross margin	$11,971	$(62)	$12,033
Gross margin %	56.4%	-0.3%	56.6%
Operating expenses:
Research and development	$5,741	$690	$5,051
Selling, general and administrative	3,336	373	2,963

Total operating expenses	$9,077	$1,063	$8,014
Income from operations	$2,894	$(1,125)	$4,019
Operating margin %	13.6%	-5.3%	18.9%
Annual effective tax rate	-7.5%	-9.0%	1.6%
Income tax expense	$56	$15	$71
Net income	$3,390	$(1,110)	$4,500
Diluted net income per share	$0.13	$(0.04)	$0.17

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,	September 30,	December 31,
	2007	2007	2006
	(Unaudited)		(Audited)
Assets
Current assets:
Cash and cash equivalents	$47,414	$51,300	$41,814
Short-term investments	—	—	9,977
Accounts receivable, net	12,318	14,299	13,294
Inventory	6,185	6,779	12,589
Prepaid expenses and other current assets	1,764	1,111	1,461

Total current assets	67,681	73,489	79,135
Property and equipment, net	5,647	6,050	4,514
Other assets	767	79	54

Total assets	$74,095	$79,618	$83,703

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,127	$3,920	$8,510
Accrued liabilities	4,680	5,201	3,377

Total current liabilities	9,807	9,121	11,887
Lease incentives	930	991	—
Commitments and contingencies
Stockholders’ equity:
Common stock	24	24	24
Additional paid-in capital	94,410	102,554	103,181
Accumulated deficit	(31,076)	(33,072)	(31,389)

Total stockholders’ equity	63,358	69,506	71,816

Total liabilities and stockholders’ equity	$74,095	$79,618	$83,703